Exhibit 99.2

How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT

FOURTH QUARTER 2008

CSX Announces Fourth Quarter Results

Fourth Quarter Highlights:

•	Revenues grow to $2.7 billion

•	Operating income increases to $692 million

•	Operating ratio improves to 74.1 percent

JACKSONVILLE, Fla., (Jan. 20, 2009) – CSX Corporation [NYSE: CSX] today announced fourth quarter earnings per share of 63 cents.  These results include a noncash impairment charge of 27 cents per share related to the write-down of its investment in The Greenbrier resort.  Excluding this charge and gains from insurance recoveries in the prior year quarter, comparable earnings per share increased to 90 cents, a 6 percent increase on a year-over-year basis. (See table below for reconciliation of quarter items to reported numbers.)

“CSX achieved solid financial results in the fourth quarter,” said Michael J. Ward, chairman, president and CEO. “The company finished 2008 in a strong financial position and began taking aggressive actions in the quarter as the intensifying global recession dramatically impacted our business.”

Revenues in the quarter increased four percent over last year, to $2.7 billion.  The gains were driven by higher yields and fuel recovery, which more than offset the impact of significantly lower volumes. Operating income, on a comparable basis, increased 16 percent to $692 million, resulting in an operating ratio of 74.1 percent. Lower fuel costs and the company’s productivity initiatives helped drive the increase in operating income as well as the improvement to a record fourth quarter operating ratio.

“Given the current economic environment, the company is accelerating its focus on driving productivity, changing its cost structure, creating efficiency and right sizing the resource base,” said Ward. “We will achieve this while keeping our intense focus on safety and customer service.”

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
	read in conjunction with the	Jacksonville, FL	INVESTOR RELATIONS
Consolidated Financial Statements..................p. 4	Company’s most recent	32202	David Baggs
Operating Income Detail....................................p. 8	Annual Report on Form 10-K,	http://www.csx.com	(904) 359-4812
Rail Operating Statistics....................................p. 13	Quarterly Reports on Form		MEDIA
	10-Q, and any Current		Garrick Francis
	Reports on Form 8-K.		(877) 835-5279

GAAP RECONCILIATION [1] (Dollars in millions, except per share amounts)
	Fourth Quarter			Full Year
	2008	2007	%	2008	2007	%
EPS from Continuing Operations Add Impairment Loss Less Gain on Insurance Recoveries Less Equity Earnings Adjustments Less Income Tax Benefits	$ 0.63 0.27 - - -	$ 0.86 - (0.01) - -	(27)%	$ 3.34 0.27 - (0.05) (0.04)	$ 2.74 - (0.04) - -	22%
Comparable EPS from Continuing Operations	$ 0.90	$ 0.85	6%	$ 3.52	$ 2.70	30%
Operating Income Less Gain on Insurance Recoveries	$ 692 -	$ 605 (8)	14%	$ 2,768 -	$ 2,260 (27)	22%
Comparable Operating Income	$ 692	$ 597	16%	$ 2,768	$ 2,233	24%

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on Jan. 21, 2009 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company’s website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

###

GAAP Reconciliation1

CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the SEC may provide users of the financial information with additional meaningful comparisons to prior reported results.

In press releases and presentation slides for stock analysts, CSX has provided financial information adjusted for certain items, which are non-GAAP financial measures. The company’s management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided above. These non-GAAP measures should not be considered a substitute for GAAP measures.

Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items;
statements of management’s plans, strategies and objectives for future operation, and  management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,”  “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from  those in the forward-looking statements are specified in the company’s SEC reports, accessible on  the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CSX Corporation
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions, Except Per Share Amounts)

	(Unaudited)			(Unaudited)
	Quarters Ended			Years Ended
	Dec. 26	Dec. 28,		Dec. 26	Dec. 28,
	2008	2007	$ Change	2008	2007	$ Change
Revenue	$2,674	$2,577	$97	$11,255	$10,030	$1,225
Expense
Labor and Fringe	723	761	38	2,955	2,986	31
Materials, Supplies and Other	547	444	(103)	2,133	1,925	(208)
Fuel	331	382	51	1,817	1,312	(505)
Depreciation	228	220	(8)	904	883	(21)
Equipment and Other Rents	96	110	14	425	451	26
Inland Transportation	57	63	6	253	240	(13)
Gain on Insurance Recoveries	-	(8)	(8)	-	(27)	(27)
Total Expense	1,982	1,972	(10)	8,487	7,770	(717)
Operating Income	692	605	87	2,768	2,260	508

Other Income (Expense) - Net (Note a)	(172)	80	(252)	(103)	89	(192)
Interest Expense	(136)	(115)	(21)	(519)	(417)	(102)
Earnings From Continuing Operations
Before Income Taxes	384	570	(186)	2,146	1,932	214

Income Tax Expense (Note b)	(137)	(205)	68	(781)	(706)	(75)
Earnings From Continuing Operations	247	365	(118)	1,365	1,226	139

Discontinued Operations (Note c)	-	-	-	-	110	(110)
Net Earnings	$247	$365	$(118)	$1,365	$1,336	$29

Per Share Data:
Net Earnings Per Common Share,
Assuming Dilution:
From Continuing Operations	$0.63	$0.86	$(0.23)	$3.34	$2.74	$0.60
Discontinued Operations	-	-	-	-	0.25	(0.25)
Net Earnings	$0.63	$0.86	$(0.23)	$3.34	$2.99	$0.35

Average Diluted Common Shares
Outstanding (Thousands)	395,665	425,475		408,602	448,280

Cash Dividends Paid Per
Common Share	$0.22	$0.15		$0.77	$0.54

See accompanying Notes to Consolidated Financial Statements on Page 7.

CSX Corporation
CONSOLIDATED BALANCE SHEET
(Dollars in Millions)
		(Unaudited)
		Dec. 26,	Dec. 28,
		2008	2007
Assets	Cash and Cash Equivalents	$669	$368
	Short-term Investments	76	346
	Accounts Receivable - Net	1,107	1,174
	Materials and Supplies	217	240
	Deferred Income Taxes	203	254
	Other Current Assets	119	109
	Total Current Assets	2,391	2,491

	Properties	30,208	28,999
	Accumulated Depreciation	(7,520)	(7,219)
	Properties - Net	22,688	21,780

	Investment in Conrail	609	639
	Affiliates and Other Companies	406	365
	Other Long-term Assets	194	259
	Total Assets	$26,288	$25,534

Liabilities and	Accounts Payable	$973	$976
Shareholders' Equity	Labor and Fringe Benefits Payable	465	461
	Casualty, Environmental and Other Reserves	236	247
	Current Maturities of Long-term Debt	319	783
	Short-term Debt	1	4
	Income and Other Taxes Payable	125	113
	Other Current Liabilities	285	87
	Total Current Liabilities	2,404	2,671

	Casualty, Environmental and Other Reserves	643	624
	Long-term Debt	7,512	6,470
	Deferred Income Taxes	6,235	6,096
	Other Long-term Liabilities	1,446	988
	Total Liabilities	18,240	16,849

	Common Stock, $1 Par Value	391	408
	Other Capital	-	37
	Retained Earnings	8,398	8,565
	Accumulated Other Comprehensive Loss	(741)	(325)
	Total Shareholders' Equity	8,048	8,685

	Total Liabilities and Shareholders' Equity	$26,288	$25,534

See accompanying Notes to Consolidated Financial Statements on Page 7.

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENT
(Dollars in Millions)
		(Unaudited)
		Years Ended
		Dec. 26,	Dec. 28,
		2008	2007
Operating Activities	Net Earnings	$1,365	$1,336
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	918	890
	Deferred Income Taxes	435	272
	Non-cash Impairment Loss	166	-
	Non-cash Discontinued Operations	-	(110)
	Contributions to Qualified Pension Plans	(102)	(266)
	Other Operating Activities	65	(91)
	Changes in Operating Assets and Liabilities:
	Accounts Receivable	74	(50)
	Other Current Assets	37	(41)
	Accounts Payable	(3)	48
	Income and Other Taxes Payable	(46)	234
	Other Current Liabilities	5	(38)
	Net Cash Provided by Operating Activities	2,914	2,184

Investing Activities	Property Additions	(1,740)	(1,773)
	Purchase of Short-term Investments	(25)	(2,338)
	Proceeds from Sales of Short-term Investments	280	2,459
	Other Investing Activities	36	(41)
	Net Cash Used In Investing Activities	(1,449)	(1,693)

Financing Activities	Short-term Debt - Net	(3)	(6)
	Long-term Debt Issued	1,351	2,381
	Long-term Debt Repaid	(642)	(785)
	Dividends Paid	(308)	(231)
	Stock Options Exercised	83	153
	Shares Repurchased	(1,570)	(2,174)
	Other Financing Activities	(75)	78
	Net Cash Used in Financing Activities	(1,164)	(584)

Cash and Cash	Net Increase in Cash and Cash Equivalents	301	(93)
Equivalents
	Cash and Cash Equivalents at Beginning of Period	368	461
	Cash and Cash Equivalents at End of Period	$669	$368

See accompanying Notes to Consolidated Financial Statements on Page 7.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

a)
Other Income: In the fourth quarter of 2008, CSX wrote down its investment in The Greenbrier resort.  The impairment loss as well as the loss from resort operations was $179 million.  For additional details related to other income, see page 14.

b)	Income Tax Expense: In 2008, CSX recognized a tax benefit of $18 million, or $0.04 per share, principally related to the settlement of federal income tax audits and certain other tax matters.

c)
Discontinued Operations: In 2007, the Internal Revenue Service completed its review of the Company’s pre-filing agreement, which is an early review of specific transactions.  As a result of this agreement, the Company recorded an income tax benefit of $110 million in 2007, primarily associated with the resolution of income tax matters related to former activities of the container shipping and marine service businesses.   This benefit is recorded as discontinued operations as the company no longer is active in these businesses.  This benefit is associated with tax basis adjustments, foreign dividends and foreign tax credits from operations over a multi-year period.

CSX Corporation
OPERATING INCOME DETAIL (Unaudited)(a)
(Dollars in Millions)

Quarters Ended December 26, 2008 and December 28, 2007

					CSX
	Rail (b)		Intermodal		Consolidated
	2008	2007	2008	2007	2008	2007	$ Change
Revenue	$2,340	$2,219	$334	$358	$2,674	$2,577	$97
Expense
Labor and Fringe	704	740	19	21	723	761	38
Materials, Supplies and Other	494	400	53	44	547	444	(103)
Fuel	329	381	2	1	331	382	51
Depreciation	221	214	7	6	228	220	(8)
Equipment and Other Rents	69	82	27	28	96	110	14
Inland Transportation	(113)	(118)	170	181	57	63	6
Gain on Insurance Recoveries	-	(8)	-	-	-	(8)	(8)
Total Expense	1,704	1,691	278	281	1,982	1,972	(10)
Operating Income	$636	$528	$56	$77	$692	$605	$87

Operating Ratio	72.8%	76.2%	83.2%	78.5%	74.1%	76.5%

Years Ended December 26, 2008 and December 28, 2007

					CSX
	Rail (b)		Intermodal		Consolidated
	2008	2007	2008	2007	2008	2007	$ Change
Revenue	$9,789	$8,674	$1,466	$1,356	$11,255	$10,030	$1,225
Expense
Labor and Fringe	2,879	2,905	76	81	2,955	2,986	31
Materials, Supplies and Other	1,933	1,747	200	178	2,133	1,925	(208)
Fuel	1,810	1,307	7	5	1,817	1,312	(505)
Depreciation	879	849	25	34	904	883	(21)
Equipment and Other Rents	317	341	108	110	425	451	26
Inland Transportation	(507)	(448)	760	688	253	240	(13)
Gain on Insurance Recoveries	-	(27)	-	-	-	(27)	(27)
Total Expense	7,311	6,674	1,176	1,096	8,487	7,770	(717)
Operating Income	$2,478	$2,000	$290	$260	$2,768	$2,260	$508

Operating Ratio	74.7%	76.9%	80.2%	80.8%	75.4%	77.5%

a)	Beginning in 2008, certain items have been reclassified within the income statement. Certain prior-year data have been reclassified to conform to the 2008 presentation.

•
The Company reclassified all items within other operating income and certain items within other income into the Rail segment. As a result of this change, CSX consolidated operating income and Surface Transportation operating income are now the same; therefore, the Company will no longer report separate Surface Transportation results. The Rail segment was not materially impacted by these reclassifications.

•
The Company reclassified all non-locomotive fuel related costs previously included in materials, supplies and other into fuel on the Company’s consolidated income statement so that it now includes all fuel used for operations and maintenance.  For fourth quarters 2008 and 2007, these amounts were $36 million and $25 million, respectively.

b)
In addition to CSX Transportation, Inc., the Rail segment includes non-railroad subsidiaries such as Total Distribution Services, Inc., Transflo Terminal Services, Inc., CSX Technology, Inc. and other subsidiaries.

CSX Corporation
VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended December 26, 2008 and December 28, 2007

	Volume			Revenue			Revenue Per Unit
	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Chemicals	107	125	(14)%	$322	$333	(3)%	$3,009	$2,664	13%
Metals	57	79	(28)	129	163	(21)	2,263	2,063	10
Total Industrial	164	204	(20)	451	496	(9)	2,750	2,431	13
Emerging Markets	99	115	(14)	149	147	1	1,505	1,278	18
Forest Products	71	81	(12)	164	169	(3)	2,310	2,086	11
Food and Consumer	48	49	(2)	113	106	7	2,354	2,163	9
Total Housing	218	245	(11)	426	422	1	1,954	1,722	13
Agricultural Products	109	109	-	271	226	20	2,486	2,073	20
Phosphates and Fertilizers	66	92	(28)	86	111	(23)	1,303	1,207	8
Total Agriculture	175	201	(13)	357	337	6	2,040	1,677	22
Total Merchandise	557	650	(14)	1,234	1,255	(2)	2,215	1,931	15

Coal	449	447	-	811	654	24	1,806	1,463	23
Coke and Iron Ore	22	22	-	38	29	31	1,727	1,318	31
Total Coal	471	469	-	849	683	24	1,803	1,456	24

Automotive	76	109	(30)	182	215	(15)	2,395	1,972	21

Other	-	-	-	75	66	14	-	-	-
Total Rail	1,104	1,228	(10)	2,340	2,219	5	2,120	1,807	17

International	227	260	(13)	112	123	(9)	493	473	4
Domestic	272	273	-	212	227	(7)	779	832	(6)
Other	-	-	-	10	8	25	-	-	-
Total Intermodal	499	533	(6)	334	358	(7)	669	672	-

Total	1,603	1,761	(9)%	$2,674	$2,577	4%	$1,668	$1,463	14%

CSX Corporation
VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Years Ended December 26, 2008 and December 28, 2007

	Volume			Revenue			Revenue Per Unit
	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Chemicals	488	522	(7)%	$1,437	$1,313	9%	$2,945	$2,515	17%
Metals	337	355	(5)	751	702	7	2,228	1,977	13
Total Industrial	825	877	(6)	2,188	2,015	9	2,652	2,298	15
Emerging Markets	429	491	(13)	628	605	4	1,464	1,232	19
Forest Products	316	352	(10)	722	722	-	2,285	2,051	11
Food and Consumer	199	212	(6)	456	441	3	2,291	2,080	10
Total Housing	944	1,055	(11)	1,806	1,768	2	1,913	1,676	14
Agricultural Products	432	410	5	1,011	786	29	2,340	1,917	22
Phosphates and Fertilizers	335	362	(7)	460	421	9	1,373	1,163	18
Total Agriculture	767	772	(1)	1,471	1,207	22	1,918	1,563	23
Total Merchandise	2,536	2,704	(6)	5,465	4,990	10	2,155	1,845	17

Coal	1,779	1,771	-	3,110	2,483	25	1,748	1,402	25
Coke and Iron Ore	100	91	10	175	120	46	1,750	1,319	33
Total Coal	1,879	1,862	1	3,285	2,603	26	1,748	1,398	25

Automotive	343	439	(22)	784	839	(7)	2,286	1,911	20

Other	-	-	-	255	242	5	-	-	-
Total Rail	4,758	5,005	(5)	9,789	8,674	13	2,057	1,733	19

International	1,000	1,132	(12)	509	525	(3)	509	464	10
Domestic	1,069	979	9	929	807	15	869	824	5
Other	-	-	-	28	24	17	-	-	-
Total Intermodal	2,069	2,111	(2)	1,466	1,356	8	709	642	10

Total	6,827	7,116	(4)%	$11,255	$10,030	12%	$1,649	$1,409	17%

CSX Corporation

REVENUE

The Company was able to achieve continued revenue and pricing gains during the fourth quarter 2008 predominantly due to the overall cost advantages that rail-based solutions provide versus other modes of transportation. These pricing gains, and higher fuel recovery, more than offset the volume losses caused by the broad based weakness in the economy.

Merchandise

Chemicals – Improved yield and increased fuel recovery continue to drive revenue-per-unit gains.  Chemicals are used in the manufacturing of plastics which play an important role in components used in housing, automotive and consumer goods.  Continued weakness in each of these three markets has reduced chemicals demand.  The large decline in oil and natural gas prices, a key feedstock in the making of plastics, also weakened demand for the product, as buyers are expecting further reductions in raw materials costs.

Emerging Markets and Food and Consumer – Revenue and revenue-per-unit increases were primarily driven by favorable fuel recoveries. Volume declines in appliances and aggregates, which include crushed stone, sand and gravel, were due to continued softness in residential construction.

Forest Products – A weak housing market and tighter credit conditions have driven the continued decline of lumber and building products.  Paper volumes continued to be soft due to electronic media substitution and less packaging being used as a result of slower consumer spending.

Agricultural Products – Volume was flat as increased shipments of ethanol and feed ingredients were offset by declines in feed grains and exports.  Gains in yield and fuel surcharge recovery, plus longer hauls of ethanol to the south led to increases in revenue and revenue per unit.

Metals – Volume declines were driven by weak global and domestic steel demand in the automotive and construction industries.  This weak demand, combined with the credit crisis, caused steel producers to take capacity out of the market in an attempt to balance supply with demand.  Revenue-per-unit increases were driven primarily by pricing gains and increased fuel recovery.

Phosphates and Fertilizers – Phosphate production was down as plant curtailments resulted from weak international and domestic demand.  Retailers were reluctant to refill warehouses during the quarter due to falling crop and fertilizer prices.  Revenue per unit was up due to improved yield and fuel recoveries.

Coal

Sustained growth in yield and improved fuel recovery positively influenced revenue and revenue per unit.  Volume increases in the export and river markets offset weakness in electric utility shipments.

Automotive

Revenue and volume were down due to declining sales resulting from the weak economic environment, tight credit conditions and low consumer confidence.  Revenue per unit improved due to yield initiatives and higher fuel recoveries.

Intermodal Operating Revenue

International – Revenue-per-unit was higher on long-term contract price increases and increased fuel recovery.  Volumes were down on continued import softness and slowing exports.

Domestic – Revenue-per-unit was lower as increased fuel recovery was offset by mix impacts of incremental short-haul traffic and a competitive over-the-road pricing environment.  Volume growth slowed in the fourth quarter from earlier in the year as the weakening economy materially slowed consumer-driven demand.

CSX Corporation

EXPENSE

Expenses increased $10 million from last year’s quarter.  Significant variances are described below.

Labor and Fringe expense decreased $38 million. This decrease was primarily driven by lower long-term incentive compensation which was slightly offset by wage and labor inflation and other items.

Materials, Supplies and Other expense increased $103 million.  This increase was primarily due to the absence of prior year favorable casualty reserve changes, higher inflation and various other items.

Fuel expense decreased $51 million due to lower fuel prices and lower volumes, slightly offset by increased non-locomotive fuel and lower fuel efficiency.

Depreciation expense increased $8 million. A larger asset base related to higher capital spending was partially offset by lower depreciation rates resulting from a periodic review of asset useful lives.

Equipment and Other Rents expense decreased $14 million driven by lower volumes as well as reduced lease expense, partially offset by lower equipment utilization due to a significant decline in automotive business.

Inland Transportation decreased $6 million driven by lower transcontinental volumes.

CSX Corporation

RAIL OPERATING STATISTICS (Estimated)

		Fourth Quarter			Years Ended
				Improvement			Improvement
		2008	2007	(Decline) %	2008	2007	(Decline) %
Coal	Domestic:
(Millions of Tons)	Utility	38.4	37.9	1%	148.8	154.9	(4)%
	Other	4.1	4.7	(13)	17.0	18.6	(9)
	Total Domestic	42.5	42.6	-	165.8	173.5	(4)
	Export	7.0	6.3	11	30.0	19.9	51
	Total Coal	49.5	48.9	1	195.8	193.4	1
	Coke and Iron Ore	1.9	1.9	-	8.3	7.6	9
	Total Coal, Coke and Iron Ore	51.4	50.8	1	204.1	201.0	2

Revenue Ton-Miles	Merchandise	29.6	32.9	(10)	132.0	135.3	(2)
(Billions)	Automotive	1.3	1.9	(32)	5.9	7.6	(22)
	Coal	22.7	21.3	7	89.6	85.6	5
	Intermodal	4.6	4.8	(4)	18.9	19.6	(4)
	Total	58.2	60.9	(4)	246.4	248.1	(1)

Gross Ton-Miles	Total Gross Ton-Miles	106.7	112.6	(5)	449.8	458.2	(2)
(Billions)	(Excludes locomotive gross ton-miles)

Safety and Service	FRA Personal Injuries Frequency Index	1.07	1.28	16	1.14	1.23	7
Measurements	Number of FRA-reportable injuries per 200,000 man-hours
	FRA Train Accident Rate	2.39	2.89	17	2.68	3.01	11
	Number of FRA-reportable train accidents per million train miles

	On-Time Train Originations	85%	81%	5	79%	79%	-
	On-Time Destination Arrivals	77%	73%	5	70%	70%	-

	Dwell Time (Hours)	23.2	22.2	(5)	23.3	23.2	-
	Cars-On-Line	222,195	218,884	(2)	223,574	221,943	(1)

	System Train Velocity (Miles Per Hour)	21.2	21.2	-	20.5	20.8	(1)%

				Increase
				(Decrease) %
Resources	Route Miles	21,204	21,227	-
	Locomotives (Owned and long-term leased)	4,143	4,007	3
	Freight Cars (Owned and long-term leased)	91,350	94,364	(3)%

FUEL STATISTICS
	Fourth Quarter			Years Ended
	2008	2007	Change	2008	2007	Change
Estimated Locomotive Fuel Consumption (Millions of Gallons)	133.0	139.5	6.5	544.8	568.6	23.8
Price Per Gallon (Dollars)	$2.22	$2.56	$0.34	$3.06	$2.13	$(0.93)
Total Locomotive Fuel Expense (Dollars in Million)	295	357	62	1,667	1,211	(456)
Total Non-Locomotive Fuel Expense (Dollars in Million)	36	25	(11)	150	101	(49)
Total Fuel Expense (Dollars in Million)	$331	$382	$51	$1,817	$1,312	$(505)

CSX Corporation

OTHER INCOME (EXPENSE) (Unaudited)
(Dollars in Millions)

	Quarters Ended			Years Ended
	Dec. 26,	Dec. 28,		Dec. 26,	Dec. 28,
	2008	2007	$ Change	2008	2007	$ Change
Interest Income (a)	$6	$14	$(8)	$37	$55	$(18)
Income from Real Estate Operations (b)	3	51	(48)	39	58	(19)
Loss from Resort Operations (c)	(179)	(1)	(178)	(204)	(16)	(188)
Miscellaneous (d)	(2)	16	(18)	25	(8)	33
	$(172)	$80	$(252)	$(103)	$89	$(192)

(a)	Interest income includes amounts earned from CSX’s cash, cash equivalents and investments.

(b)
Income from real estate operations includes the results of operations of the Company’s non-operating real estate sales, leasing, acquisition and management and development activities.  Income may fluctuate as a function of timing of real estate sales.

(c)
Loss from resort operations consists primarily of the $166 million pre-tax write-down of the Company’s investment in The Greenbrier resort located in White Sulphur Springs, West Virginia.  Additionally, results from resort operations were down in 2008 because of decreased group business resulting from the uncertainty of labor negotiations and an inability to sufficiently reduce contractual labor costs accordingly.

(d)
Miscellaneous includes a number of items, which can be income or expense.  Examples of these items are equity earnings and/or losses, minority interest expense, investment gains and losses and other non-operating activities.

•	The fourth quarter of 2007 included $21 million of lower minority interest expense that was the result of an increase in CSX’s economic interest at a consolidated subsidiary.

•	For the year 2008, CSX recorded additional income of $30 million for an adjustment to correct equity earnings from a non-consolidated subsidiary.

•	For the year 2007, CSX recorded expense of $10 million related to an early redemption premium and the write-off of debt issuance costs.

EMPLOYEE COUNTS (Estimated)

	November	November
	2008	2007	Change
Transportation Businesses
Rail	31,924	31,900	24
Intermodal	957	1,006	(49)
Technology and Corporate	571	563	8
Total Transportation Businesses	33,452	33,469	(17)

Resort and Real Estate	1,238	1,595	(357)
Total	34,690	35,064	(374)